Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2019 Fiscal First Quarter Results

Exceeds Guidance for Revenue and Earnings per Share
Increases 2019 Guidance to Reflect Ipswitch Acquisition

BEDFORD, MA, March 28, 2019 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced results for its fiscal first quarter ended February 28, 2019.

Revenue was $89.5 million during the quarter compared to $95.4 million in the same quarter last year, a year-over-year decrease of 6% on an actual currency basis and 4% on a constant currency basis. On a non-GAAP basis, revenue was $89.5 million during the quarter compared to $95.5 million in the same quarter last year, a decrease of 6% on an actual currency basis and 4% on a constant currency basis.

On a GAAP basis, diluted earnings per share during the quarter was $0.21 compared to $0.29 in the same quarter last year, a decrease of 28%. On a non-GAAP basis, diluted earnings per share during the quarter was $0.50 compared to $0.56 in the same quarter last year, a decrease of 11%.

“We exceeded both our revenue and EPS guidance for the quarter, with OpenEdge leading the way with better-than-expected license revenue,” said Yogesh Gupta, CEO at Progress. “Our solid financial performance, coupled with the acquisition of Ipswitch, provides an encouraging start to our fiscal year, as we continue our focus on building shareholder value.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	February 28, 2019	February 28, 2018(1)	% Change	February 28, 2019	February 28, 2018(1)	% Change
Revenue	$89,549	$95,410	(6)%	$89,549	$95,537	(6)%
Income from operations	$15,409	$19,131	(19)%	$30,251	$36,087	(16)%
Operating margin	17%	20%	(15)%	34%	38%	(11)%
Net income	$9,402	$13,732	(32)%	$22,725	$26,581	(15)%
Diluted earnings per share	$0.21	$0.29	(28)%	$0.50	$0.56	(11)%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$24,444	$31,595	(23)%	$24,357	$32,948	(26)%
(1)The Company adopted the new accounting standard related to revenue recognition ("ASC 606") effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

Paul Jalbert, CFO, said: “We had a solid start to the year, and the Ipswitch acquisition will provide additional scale and cash flows as we move through 2019 and beyond. Ipswitch will be immediately accretive to both earnings per share and cash flow, and we will leverage our efficient operating model to realize significant cost synergies and generate strong operating margins.”

Other fiscal first quarter 2019 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $133.5 million at the end of the quarter;

•	DSO was 56 days compared to 51 days in the fiscal first quarter of 2018 and 47 days in the fiscal fourth quarter of 2018;

•
Pursuant to the $250 million share authorization by the Board of Directors, Progress repurchased 688,000 shares for $25.0 million during the fiscal first quarter of 2019. As of February 28, 2019, there was $75.0 million remaining under this authorization; and

•
On March 19, 2019, our Board of Directors declared a quarterly dividend of $0.155 per share of common stock that will be paid on June 17, 2019 to shareholders of record as of the close of business on June 3, 2019.

Ipswitch Acquisition

As separately announced, Progress has entered into an agreement to acquire Ipswitch, Inc. for $225 million in cash. Ipswitch provides Progress with leading network management and secure data file transfer capabilities for small and medium-sized businesses and enterprises. Progress expects Ipswitch to meaningfully contribute to non-GAAP revenue, profitability and cash flow in fiscal 2019. The transaction is expected to be completed in late April, subject to customary regulatory approvals and conditions. For further information regarding the Ipswitch acquisition, including risks and uncertainties associated with the acquisition, please refer to the separate announcement made by Progress.

2019 Updated Business Outlook

Progress provides the following updated guidance for the fiscal year ending November 30, 2019 and the fiscal second quarter ending May 31, 2019, which includes the expected impact of the Ipswitch acquisition:

(In millions, except percentages and per share amounts)	FY 2019 GAAP	FY 2019 Non-GAAP	Q2 2019 GAAP	Q2 2019 Non-GAAP
Revenue	$403 - $409	$422 - $428	$93 - $96	$96 - $99
Diluted earnings per share	$0.70 - $0.76	$2.46 - $2.52	$0.08 - $0.10	$0.55 - $0.57
Operating margin	13% - 14%	36%	*	*
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$128 - $133	$125 - $130	*	*
Effective tax rate	24%	19%	*	*
* We do not provide guidance for this financial measure.

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2019 business outlook compared to 2018 exchange rates is approximately $5.9 million on GAAP and non-GAAP revenue, and approximately $0.04 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q2 2019 business outlook compared to 2018 exchange rates on GAAP and non-GAAP revenue, and on GAAP and non-GAAP diluted earnings per share is approximately $2.3 million and $0.01, respectively. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal first quarter of 2019, as well as the proposed acquisition of Ipswitch, at 5:00 p.m. ET on Thursday, March 28, 2019. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-458-4121, pass code 2762629. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, award-winning machine learning that enables cognitive capabilities to be a part of any application, the flexibility of a serverless cloud to deploy modern apps, business rules, web content management, plus leading data connectivity technology. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 28, 2019	February 28, 2018(1)	% Change
Revenue:
Software licenses	$22,802	$26,054	(12)%
Maintenance and services	66,747	69,356	(4)%
Total revenue	89,549	95,410	(6)%
Costs of revenue:
Cost of software licenses	1,167	1,261	(7)%
Cost of maintenance and services	9,439	9,824	(4)%
Amortization of acquired intangibles	5,433	5,818	(7)%
Total costs of revenue	16,039	16,903	(5)%
Gross profit	73,510	78,507	(6)%
Operating expenses:
Sales and marketing	22,323	21,428	4%
Product development	19,890	20,245	(2)%
General and administrative	12,285	11,262	9%
Amortization of acquired intangibles	3,188	3,319	(4)%
Fees related to shareholder activist	—	1,258	*
Restructuring expenses	415	1,821	(77)%
Acquisition-related expenses	—	43	*
Total operating expenses	58,101	59,376	(2)%
Income from operations	15,409	19,131	(19)%
Other expense, net	(2,003)	(1,585)	(26)%
Income before income taxes	13,406	17,546	(24)%
Provision for income taxes	4,004	3,814	5%
Net income	$9,402	$13,732	(32)%

Earnings per share:
Basic	$0.21	$0.30	(30)%
Diluted	$0.21	$0.29	(28)%
Weighted average shares outstanding:
Basic	44,956	46,529	(3)%
Diluted	45,286	47,476	(5)%

Cash dividends declared per common share	$0.155	$0.140	11%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
*Not meaningful

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$244	$246	(1)%
Sales and marketing	1,048	370	183%
Product development	1,928	2,046	(6)%
General and administrative	2,586	1,908	36%
Total	$5,806	$4,570	27%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	February 28, 2019	November 30, 2018(1)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$133,458	$139,513
Accounts receivable, net	54,572	59,715
Unbilled receivables	2,121	1,421
Other current assets	19,757	25,080
Assets held for sale	5,776	5,776
Total current assets	215,684	231,505
Long-term unbilled receivables	2,581	1,811
Property and equipment, net	29,351	30,714
Goodwill and intangible assets, net	365,307	373,911
Other assets	2,968	6,209
Total assets	$615,891	$644,150
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$44,866	$57,005
Current portion of long-term debt, net	6,593	5,819
Short-term deferred revenue	129,844	122,485
Total current liabilities	181,303	185,309
Long-term debt, net	108,042	110,270
Long-term deferred revenue	11,614	12,730
Other long-term liabilities	7,505	11,114
Shareholders' equity:
Common stock and additional paid-in capital	272,854	267,053
Retained earnings	34,573	57,674
Total shareholders' equity	307,427	324,727
Total liabilities and shareholders' equity	$615,891	$644,150
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(In thousands)	February 28, 2019	February 28, 2018(1)
Cash flows from operating activities:
Net income	$9,402	$13,732
Depreciation and amortization	10,486	11,302
Stock-based compensation	5,806	4,570
Other non-cash adjustments	(2,827)	409
Changes in operating assets and liabilities	1,577	1,582
Net cash flows from operating activities	24,444	31,595
Capital expenditures	(246)	(1,386)
Repurchases of common stock, net of issuances	(23,106)	(42,531)
Dividend payments to shareholders	(6,992)	(6,619)
Payments of principal on long-term debt	(1,547)	(1,547)
Other	1,392	4,376
Net change in cash, cash equivalents and short-term investments	(6,055)	(16,112)
Cash, cash equivalents and short-term investments, beginning of period	139,513	183,609
Cash, cash equivalents and short-term investments, end of period	$133,458	$167,497
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended
(In thousands)	February 28, 2019	February 28, 2018(1)	% Change
Segment revenue:
OpenEdge	$65,252	$66,663	(2)%
Data Connectivity and Integration	6,000	9,492	(37)%
Application Development and Deployment	18,297	19,255	(5)%
Total revenue	89,549	95,410	(6)%
Segment costs of revenue and operating expenses:
OpenEdge	18,315	15,762	16%
Data Connectivity and Integration	1,500	1,629	(8)%
Application Development and Deployment	5,427	6,798	(20)%
Total costs of revenue and operating expenses	25,242	24,189	4%
Segment contribution margin:
OpenEdge	46,937	50,901	(8)%
Data Connectivity and Integration	4,500	7,863	(43)%
Application Development and Deployment	12,870	12,457	3%
Total contribution margin	64,307	71,221	(10)%
Other unallocated expenses(2)	48,898	52,090	(6)%
Income from operations	15,409	19,131	(19)%
Other expense, net	(2,003)	(1,585)	(26)%
Income before income taxes	$13,406	$17,546	(24)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization of acquired intangibles, stock-based compensation, fees related to shareholder activist, restructuring, and acquisition-related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q1 2018(1)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	Q1 2019
Software licenses	$26,054	$22,526	$22,852	$28,367	$22,802
Maintenance	62,184	63,026	62,170	61,759	59,999
Services	7,172	7,312	7,581	7,977	6,748
Total revenue	$95,410	$92,864	$92,603	$98,103	$89,549

Revenue by Region

(In thousands)	Q1 2018(1)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	Q1 2019
North America	$52,198	$47,351	$49,756	$54,952	$46,498
EMEA	33,296	35,049	32,663	34,047	33,372
Latin America	4,942	4,243	4,600	4,260	4,461
Asia Pacific	4,974	6,221	5,584	4,844	5,218
Total revenue	$95,410	$92,864	$92,603	$98,103	$89,549

Revenue by Segment

(In thousands)	Q1 2018(1)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	Q1 2019
OpenEdge	$66,663	$69,607	$68,519	$73,016	$65,252
Data Connectivity and Integration	9,492	3,411	4,563	5,663	6,000
Application Development and Deployment	19,255	19,846	19,521	19,424	18,297
Total revenue	$95,410	$92,864	$92,603	$98,103	$89,549
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FIRST QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	February 28, 2019		February 28, 2018(1)		Non-GAAP
Adjusted revenue:
GAAP revenue	$89,549		$95,410
Acquisition-related revenue(2)	—		127
Non-GAAP revenue	$89,549	100%	$95,537	100%	(6)%

Adjusted income from operations:
GAAP income from operations	$15,409	17%	$19,131	20%
Amortization of acquired intangibles	8,621	10%	9,137	10%
Fees related to shareholder activist	—	—%	1,258	1%
Restructuring expenses	415	—%	1,821	2%
Stock-based compensation	5,806	7%	4,570	5%
Acquisition-related revenue(2) and expenses	—	—%	170	—%
Non-GAAP income from operations	$30,251	34%	$36,087	38%	(16)%

Adjusted net income:
GAAP net income	$9,402	10%	$13,732	14%
Amortization of acquired intangibles	8,621	10%	9,137	10%
Fees related to shareholder activist	—	—%	1,258	1%
Restructuring expenses	415	—%	1,821	2%
Stock-based compensation	5,806	6%	4,570	5%
Acquisition-related revenue(2) and expenses	—	—%	170	—%
Provision for income taxes	(1,519)	(1)%	(4,107)	(4)%
Non-GAAP net income	$22,725	25%	$26,581	28%	(15)%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.21		$0.29
Amortization of acquired intangibles	0.19		0.19
Fees related to shareholder activist	—		0.03
Restructuring expenses	0.01		0.04
Stock-based compensation	0.12		0.10
Provision for income taxes	(0.03)		(0.09)
Non-GAAP diluted earnings per share	$0.50		$0.56		(11)%

Non-GAAP weighted avg shares outstanding - diluted	45,286		47,476		(5)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik. Upon our adoption of ASC 606 in the first quarter of fiscal year 2019, our GAAP revenue and Non-GAAP revenue results are the same.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted Free Cash Flow

(In thousands)	Q1 2019	Q1 2018	% Change
Cash flows from operations	$24,444	$31,595	(23)%
Purchases of property and equipment	(246)	(1,386)	(82)%
Free cash flow	24,198	30,209	(20)%
Add back: restructuring payments	159	2,739	(94)%
Adjusted free cash flow	$24,357	$32,948	(26)%

Non-GAAP Bookings from Application Development and Deployment Segment

(In thousands)	Q1 2018(1)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	FY 2018(1)	Q1 2019
GAAP revenue	$19,255	$19,846	$19,521	$19,424	$78,046	$18,297
Add: change in deferred revenue
Beginning balance, as adjusted	42,128	42,041	41,593	42,789	42,128	45,291
Ending balance, as adjusted	42,041	41,593	42,789	45,291	45,291	43,817
Change in deferred revenue	(87)	(448)	1,196	2,502	3,163	(1,474)
Non-GAAP bookings	$19,168	$19,398	$20,717	$21,926	$81,209	$16,823
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2019 GUIDANCE
(Unaudited)

Fiscal Year 2019 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2018(1)	November 30, 2019
(In millions)		Low	% Change	High	% Change
GAAP revenue	$379.0	$403.0	6%	$409.0	8%
Acquisition-related adjustments - revenue(2)	0.4	19.0	*	19.0	*
Non-GAAP revenue	$379.4	$422.0	11%	$428.0	13%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Kinvey and Ipswitch (preliminary) and Application Development and Deployment business segment for Telerik.

*Not meaningful

Fiscal Year 2019 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2019
(In millions)	Low	High
GAAP income from operations	$53.4	$56.7
GAAP operating margins	13%	14%
Acquisition-related revenue	19.0	19.0
Acquisition-related expense	1.5	1.5
Restructuring expense	3.5	3.5
Stock-based compensation	23.8	23.8
Amortization of intangibles	48.7	48.7
Total adjustments	96.5	96.5
Non-GAAP income from operations	$149.9	$153.2
Non-GAAP operating margin	36%	36%

Fiscal Year 2019 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2019
(In millions, except per share data)	Low	High
GAAP net income	$31.8	$34.4
Adjustments (from previous table)	96.5	96.5
Income tax adjustment(3)	(16.8)	(16.6)
Non-GAAP net income	$111.5	$114.3

GAAP diluted earnings per share	$0.70	$0.76
Non-GAAP diluted earnings per share	$2.46	$2.52

Diluted weighted average shares outstanding	45.3	45.3

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 19% for Low and High, calculated as follows:
Non-GAAP income from operations	$149.9	$153.2
Other (expense) income	(11.5)	(11.5)
Non-GAAP income from continuing operations before income taxes	138.4	141.7
Non-GAAP net income	111.6	114.2
Tax provision	$26.8	$27.5
Non-GAAP tax rate	19%	19%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2019 GUIDANCE
(Unaudited)

Fiscal Year 2019 Updated Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2019
(In millions)	Low	High
Cash flows from operations (GAAP)	$128	$133
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$125	$130

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2019 GUIDANCE
(Unaudited)

Q2 2019 Updated Revenue Guidance
	Three Months Ended	Three Months Ending
	May 31, 2018(1)	May 31, 2019
(In millions)		Low	% Change	High	% Change
GAAP revenue	$92.9	$93.0	—%	$96.0	3%
Acquisition-related adjustments - revenue(2)	0.1	3.0	*	3.0	*
Non-GAAP revenue	$93.0	$96.0	3%	$99.0	6%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Kinvey and Ipswitch (preliminary) and Application Development and Deployment business segment for Telerik.

*Not meaningful

Q2 2019 Updated Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2019
	Low	High
GAAP diluted earnings per share	$0.07	$0.09
Acquisition-related revenue	0.07	0.07
Acquisition-related expense	0.03	0.03
Restructuring expense	0.05	0.05
Stock-based compensation	0.14	0.14
Amortization of intangibles	0.24	0.24
Total adjustments	0.53	0.53
Income tax adjustment	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.55	$0.57